Denver, Colorado

NEWAGE REPORTS RECORD 3RD QUARTER SALES

WITH REVENUE GROWTH OF 427%

DENVER, COLORADO, NOVEMBER 14, 2019 – NEWAGE (NASDAQ: NBEV), the Colorado-based healthy products company, today announced financial results for the quarter ended September 30, 2019. The Company achieved its highest recorded sales, with net revenue reaching $69.8 million for the quarter ended September 30, 2019 versus $13.2 million for the same period of 2018, a growth rate of 427%.

KEY HIGHLIGHTS:

-	Net revenue improved to $69.8 million, up 427% over Q3 2018 and a 5% increase sequentially from the previous quarter
-	Gross margins increased significantly to 57.7% versus 12.8% in Q3 2018
-	Net loss was $10.7 million versus $3.5 million in the prior year
-	Achieved positive EBITDA of $37,000 on an adjusted basis compared to loss of $2.6 million in Q3 2018

Brent Willis, Chief Executive Officer of NewAge, commented, “We had our best performance ever at NewAge and continue to build strength and momentum. Both China and Japan had their best results of the year, with China finishing the month of September at 5% growth versus prior year, and 92% growth versus the prior month. During the quarter, we closed on and began the integration of the Brands Within Reach acquisition, while continuing to fully integrate the Morinda operations into NewAge. All of these initiatives are major undertakings and the team continues to do an outstanding job in both driving performance and building out our global platform at the same time.”

Q3 2019 FINANCIAL RESULTS

For the three-month period ended September 30, 2019, net revenue was $69.8 million versus $13.2 million in the prior year, an increase of 427%, and a sequential increase of 5.3% versus the prior quarter. Gross revenue before deduction of discounts, returns and billbacks reached $73.6 million versus $15.3 million in the prior year.

Gross profit in the third quarter reached $40.3 million versus $1.7 million in the prior year third quarter. Gross margin was up significantly to 57.7% versus 12.8% in the prior year third quarter, primarily due to the positive change in both product and channel mix, especially with the growth in our e-commerce business.

Denver, Colorado

Total operating expenses for the quarter were $43.3 million compared to $5.1 million for the prior year third quarter primarily due to an increase in selling, general and administrative expense and commission expenses associated with the new scale of the business.

Net loss was $10.7 million, a loss of $0.14 per share, which represented a $1.0 million improvement versus the second quarter of 2019, and compares to a net loss of $3.5 million, or $0.08 per share in the third quarter of the prior year. Adjusted EBITDA improved by $2.6 million compared to the same quarter of the prior year.

Cash and cash equivalents at September 30, 2019 totaled $68.4 million and working capital was $47.4 million. Total assets as of September 30, 2019 increased to $313.7 million versus $286.9 million at December 31, 2018.

Conference Call

The Company will host a live conference call and web cast today at 8:00 a.m. ET. Conference call details are provided at the end of this press release. Interested investors can dial into the conference call to hear the details of management’s update and participate in a question and answer session.

Date: Thursday, November 14, 2019
Time: 8:00 a.m. Eastern time
Toll-free dial-in number: 1-866-221-1749
International dial-in number: 1-270-215-9924
Conference ID: 5449236

The conference call will also be broadcast live and available for replay here and via the investors section of the company’s website at https://newagebev.com/en-us.

Please call the conference telephone number 5-10 minutes prior to the start time. You will be asked to register your name and organization. If you have any difficulty connecting to the conference call, please contact Gateway Investor Relations at 1-949-574-3860.

A replay of the conference call will be available after 11:00 a.m. Eastern time on the same day through November 21, 2019.

Toll-free replay number: 1-855-859-2056

International replay number: 1-404-537-3406

Replay ID: 5449236

About NewAge Beverages Corporation (NASDAQ: NBEV)

NewAge is a Colorado-based healthy products company dedicated to inspiring and educating consumers to “live healthy.” The company is the only omni-channel company with access to traditional retail, e-commerce, direct-to-consumer, and medical channels across 60 countries around the world. NewAge is also the only one-stop-shop of healthy beverages and includes the brands Nestea, Illy Coffee, Volvic, Evian, Tahitian Noni, TeMana, Búcha Live Kombucha, Marley, and others. NewAge competes in the growth segments of the >$1 trillion-dollar non-alcoholic beverage industry and has become one of the largest non-alcoholic healthy beverage companies in the world.

Denver, Colorado

The Company operates the websites www.newagebev.com, www.newagebev.us, www.morinda.com, www.bwrgroup.com, www.mybucha.com, www.xingtea.com, www.drinkmarley.com, www.nhancedcbd.com, and www.cocolibre.com.

NewAge has exclusively partnered with the world’s 5th largest water charity, WATERisLIFE, to end the world water crisis with the most innovative technologies available. Donate at WATERisLIFE.com to help us #EnditToday.

Safe Harbor Disclosure

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, any statement reflecting management’s current expectations regarding future results of operations, economic performance, financial condition and achievements of the Company, including statements regarding NewAge’s expectation to see continued growth. These statements are based on the beliefs and assumptions of NewAge’s management based on information currently available to management. Management believes these assumptions to be reasonable but there is no assurance that they will prove to be accurate. Forward-looking statements, specifically those concerning future performance, are subject to certain risks and uncertainties, and actual results may differ materially. NewAge competes in a rapidly growing and transforming industry. Important factors that could cause actual results to differ materially from the forward-looking statements include, among others, the risks described in the section entitled “Risk Factors” under Item 1A in NewAge’s Annual Report on Form 10-K for the year ended December 31, 2018 and in subsequent periodic and current filings with the Securities and Exchange Commission that NewAge may make. Unless required by applicable law, NewAge undertakes no obligation to update or revise any forward-looking statements.

For investor inquiries about NewAge Beverages Corporation please contact:

Media:

Desiree Rosa, MULTIPLY

Tel: 1-646-499-3306

NewAgeBev@wearemultip.ly

Investor Relations Counsel:

Cody Slach, Gateway Investor Relations

Tel: 1-949-574-3860

NBEV@GatewayIR.com

NewAge Beverages Corporation:

Gregory A. Gould

Chief Financial Officer

Tel: 1-303-566-3030

Greg_Gould@NewAge.com

Denver, Colorado

NEWAGE BEVERAGES CORPORATION
Unaudited Condensed Consolidated Balance Sheets
(In thousands, except par value per share amounts)

	September 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$68,373	$42,517
Accounts receivable, net of allowance of $191 and $134, respectively	12,573	9,837
Inventories	38,242	37,148
Prepaid expenses and other	9,452	6,473

Total current assets	128,640	95,975

Long-term assets:
Identifiable intangible assets, net	66,489	67,830
Property and equipment, net	26,639	57,281
Goodwill	33,545	31,514
Right-of-use lease	38,954	18,489
Deferred income taxes	10,981	8,908
Restricted cash and other	8,428	6,935

Total assets	$313,676	$286,932

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$13,428	$8,960
Accrued liabilities	51,283	34,019
Current portion of business combination liabilities	5,432	8,718
Current maturities of long-term debt	11,090	3,369

Total current liabilities Total current liabilities	81,233	55,066

Long-term liabilities:
Business combination liabilities, net of current portion	900	43,412
Long-term debt, net of current maturities	13,149	1,325
Right-of-use liabilities, net of current portion:
Lease liability	35,475	13,686
Deferred lease financing obligation	16,702	-
Deferred income taxes	7,290	9,747
Other	8,880	9,160

Total liabilities Total liabilities	163,629	132,396

Stockholders’ equity:
Common Stock; $0.001 par value. Authorized 200,000 shares; issued and outstanding 78,274 and 75,067 shares as of September 30, 2019 and December 31, 2018, respectively	78	75
Additional paid-in capital	196,105	176,471
Accumulated other comprehensive income	484	626
Accumulated deficit	(46,620)	(22,636)
Total stockholders’ deficit Total stockholders’ equity	150,047	154,536
Total liabilities and stockholders’ deficit Total liabilities and stockholders’ equity	$313,676	$286,932

Denver, Colorado

NEWAGE BEVERAGES CORPORATION
Consolidated Statements of Operations
(In thousands, except loss per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018

Net revenue	$69,828	$13,243	$194,483	$38,164
Cost of goods sold	29,532	11,544	73,962	32,089

Gross profit	40,296	1,699	120,521	6,075

Operating expenses:
Commissions	21,185	356	58,830	1,029
Selling, general and administrative	26,104	4,338	81,121	12,736
Change in fair value of earnout obligations	(6,244)	-	(12,909)	100
Impairment of right-of-use lease assets	-	-	1,500	-
Depreciation and amortization expense	2,241	416	6,494	1,454

Total operating expenses	43,286	5,110	135,036	15,319

Operating loss	(2,990)	(3,411)	(14,515)	(9,244)

Non-operating income (expenses):
Gain (loss) from sale of property and equipment	(85)	-	6,357	-
Gain (loss) from change in fair value of derivatives	(166)	-	304	-
Interest expense	(727)	(44)	(3,129)	(225)
Other expense, net	(48)	(49)	(233)	(53)

Loss before income taxes	(4,016)	(3,504)	(11,216)	(9,522)
Income tax expense	(6,671)	-	(12,768)	-

Net loss	$(10,687)	$(3,504)	$(23,984)	$(9,522)

Net loss per share attributable to common stockholders (basic and diluted)	$(0.14)	$(0.08)	$(0.31)	$(0.24)

Weighted average number of shares of Common Stock outstanding (basic and diluted)	78,076	43,346	76,550	39,492

Non-GAAP Financial Measures

The primary purpose of using non-GAAP financial measures is to provide supplemental information that the Company believes may prove useful to investors and to enable investors to evaluate its results in the same way as management. The Company also presents the non-GAAP financial measures because it believes they assist investors in comparing its performance across reporting periods on a consistent basis, as well as comparing its results against the results of other companies, by excluding items that the Company does not believe are indicative of its core operating performance. Specifically, the Company uses these non-GAAP measures as measures of operating performance; to prepare its annual operating budget; to allocate resources to enhance the financial performance of its business; to evaluate the effectiveness of its business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of its results with those of other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results; and in communications with the Company’s board of directors concerning its financial performance. Investors should be aware however, that not all companies define these non-GAAP measures consistently. The Company discloses the following non-GAAP financial measures:

Denver, Colorado

Non-GAAP Gross Revenue. For the calculation of Non-GAAP gross revenue, the Company excludes selling discounts and allowances when evaluating the gross amount of its revenue. The Company’s Non-GAAP gross revenue is an important metric because this is how the Company believes investors and competitors measure it and other beverage companies since, with additional scale, distributors and retailers will have less ability to force discounts and allowances on smaller companies in the market.

EBITDA is net loss adjusted to exclude interest expense, income tax expense, and depreciation and amortization expense.

Adjusted EBITDA. For the calculation of Adjusted EBITDA, the Company also excludes stock-based compensation expense. The Company’s compensation strategy includes the use of stock-based compensation to attract and retain employees, directors and consultants. This strategy is principally aimed at aligning the employee interests with those of the Company’s stockholders and to achieve long-term employee retention, rather than to motivate or reward operational performance for any particular period. As a result, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

The tables provide below a reconciliation from the most directly comparable GAAP financial measure to each non-GAAP financial measure presented. The calculation of Non-GAAP gross revenue is presented below for the three months ended September 30, 2019 and 2018 (in thousands):

	Three Months Ended
	September 30,
	2019	2018

Net revenue	$69,828	$13,243
Non-GAAP adjustment for discounts and allowances	3,799	2,080

Non-GAAP gross revenue	$73,627	$15,323

The calculation of non-GAAP measures of EBITDA and Adjusted EBITDA is presented below for the three months ended September 30, 2019 and 2018 (in thousands):

	Three Months Ended
	September 30,
	2019	2018

Net loss	$(10,687)	$(3,504)
EBITDA Non-GAAP adjustments:
Interest expense	727	44
Income tax expense	6,671	-
Depreciation and amortization expense	2,335	416

EBITDA	(954)	(3,044)
Adjusted EBITDA Non-GAAP adjustment:
Stock-based compensation expense	991	489

Adjusted EBITDA	$37	$(2,555)